Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2024, with respect to the consolidated financial statements included in the Annual Report of Gyre Therapeutics, Inc. on Form 10-K for the years ended December 31, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the said report in this Registration Statement.

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Beijing, China
March 27, 2024